Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Post-Effective Amendment to Registration Statement No. 033-60973 on Form N-1A of our report dated December 10, 2025, relating to the financial statements and financial highlights of Fidelity Emerging Markets Multifactor ETF, Fidelity International High Dividend ETF, Fidelity International Multifactor ETF, and Fidelity International Value Factor ETF and our report dated December 11, 2025, relating to the financial statements and financial highlights of Fidelity Fundamental Developed International ETF, Fidelity Fundamental Emerging Markets ETF, and Fidelity Fundamental Global ex US ETF, appearing on Form N-CSR of Fidelity Covington Trust for the year ended October 31, 2025, and to the references to us under the headings “Financial Highlights” in the Prospectuses and “Independent Registered Public Accounting Firm” in the Statements of Additional Information, which are part of such Registration Statement.

/s/ Deloitte & Touche LLP

Boston, Massachusetts

February 19, 2026